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Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-74906) of Rigel Pharmaceuticals, Inc. and in the related Prospectuses, and in the Registration Statements (Forms S-8 No. 333-51184 and No. 333-72492) pertaining to the 2000 Equity Incentive Plan, 2000 Employee Stock Purchase Plan, 2000 Non-Employee Directors' Stock Option Plan and 2001 Non-Officer Equity Incentive Plan of Rigel Pharmaceuticals, Inc., of our report dated January 25, 2002, except for Note 9 as to which the date is February 20, 2002, with respect to the financial statements of Rigel Pharmaceuticals, Inc., included in the Annual Report (Form 10-K) for the year ended December 31, 2001.

                      /s/  ERNST & YOUNG LLP

Palo Alto, California
March 27, 2002

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  Exhibit 23.1
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS